UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

AMHN, INC.

(Exact name of registrant as specified in its charter)

Utah	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North First Street, Suite 104

Burbank, CA 91502

(Address of principal executive offices and Zip Code)

(424) 239-6781

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Information called for by this item is contained in Item 2.03 below, which item is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On April 1, 2010, AMHN, Inc. (the “Company”) issued a 4% Secured Promissory Note (the “Note”) in the principal base amount of $800,000 (the “Principal Base Amount”) to Seatac Digital Resources, Inc. (“Seatac”) pursuant to the terms of that certain Note Purchase Agreement (the “Note Purchase Agreement”) of even date therewith. As consideration for the Note, Seatac surrendered certain promissory notes previously issued by the Company to Seatac (collectively known as the “Prior Notes”), specifically set forth as follows:

•	the Promissory Note dated June 1, 2009 for $100,000,

•	the Promissory Note dated July 21, 2009 for $100,000,

•	the Promissory Note dated September 2, 2009 for $100,000,

•	the Promissory Note dated October 7, 2009 for $100,000,

•	the Promissory Note dated November 4, 2009 for $100,000,

•	the Promissory Note dated November 20, 2009 for $50,000,

•	the Promissory Note dated December 31, 2009 for $50,000,

•	the Promissory Note dated January 22, 2010 for $50,000,

•	the Promissory Note dated February 1, 2010 for $50,000,

•	the Promissory Note dated March 1, 2010 for $50,000, and

•	the Promissory Note dated March 31, 2010 for $50,000.

The Principal Base Amount of the Note, plus any and all additional advances made to the Company thereafter (the “Aggregated Principal Amount”), together with accrued interest at the annual rate of four percent (4%), is due in one lump sum payment on June 30, 2010 (the “Maturity Date”). The Note provides that the Note will automatically renew on the Maturity Date for additional ninety (90) days period (the “Extended Maturity Date”) unless ten (10) days prior to the Extended Maturity Date the Holder provides written notice to the Company of its intent not to renew. If the Company commits any Event of Default (as defined in the Note Purchase Agreement), then the unpaid principal amount of, and accrued interest on, the Note may be accelerated by Seatac and become due and payable, whereupon the interest rate shall be increased to a rate of ten percent (10%) per annum, subject to the limitations of applicable law.

The Note Purchase Agreement contains a number of negative covenants with which the Company must comply so long as the Note remains outstanding. Such negative covenants include, but are not limited to, restrictions on the Company’s ability to (i) declare or pay any dividends or to purchase, redeem or otherwise acquire or retire any shares of the Company’s capital stock; (ii) effect any reclassification, combination or reverse stock split of the Company’s Common Stock; (iii) create, incur or assume any lien or other encumbrance (with limited exceptions as set forth in the Note Purchase Agreement); (iv) create, incur or assume (directly or indirectly) any indebtedness (with limited exceptions as set forth in the Note Purchase Agreement); (v) enter into a Change in Control Transaction (as defined in the Note Purchase Agreement); (vi) amend the Company’s Articles of Incorporation or Bylaws; and (vii) enter into any transactions with affiliates.

As security for the Company’s obligations under the Note Purchase Agreement and the Note, the Company pledged all of the capital stock of the Company’s subsidiary, America’s Minority Health Network, Inc., a Delaware corporation (the “Company’s Subsidiary”), pursuant to the terms of a Stock Pledge and Escrow Agreement dated April 1, 2010, in the form attached hereto. Repayment of the Note is guaranteed by the Subsidiary and is also secured by a blanket lien encumbering the assets of the Company and its Subsidiary.

The foregoing description of the Note Purchase Agreement, the Note, the Stock Pledge and Escrow Agreement, and related agreements is qualified, in its entirety, by reference to each agreement, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference in response to this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits

Ex. No.	Date	Description of Exhibit

10.00	April 1, 2010	Note Purchase Agreement by and between the Company and Seatac Digital Resources, Inc. for a loan for $800,00*

10.01	April 1, 2010	4% Secured Promissory Note from the Company to Seatac Digital Resources, Inc. for $800,000*

10.02	April 1, 2010	Stock Pledge and Escrow Agreement by and between the Company and Seatac Digital Resources, Inc.*

10.03	April 1, 2010	Security Agreement by and between the Company and Seatac Digital Resources, Inc.*

10.04	April 1, 2010	Guarantor Security Agreement by and between America’s Minority Health Network, Inc. and Seatac Digital Resources, Inc.*

10.05	April 1, 2010	Guaranty Agreement by and between American’s Minority Health Network, Inc. and Seatac Digital Resources, Inc.*

*	Filed herewith.

(Signature page follows)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMHN, INC.
(Registrant)

Date: April 7, 2010	By:	/s/ Robert Cambridge
Robert Cambridge
Chief Executive Officer

4